UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 29, 2019, Identiv, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the Company’s 2019 Annual Meeting of Stockholders are as follows:

Proposal 1. To elect two Class II directors to serve for a three-year term ending at the annual meeting of stockholders in 2022 and until their successors have been duly elected and qualified or until they resign or are removed:

	For	Withheld	Broker Non-Votes
Robin R. Braun	8,272,206	243,664	4,347,268
James E. Ousley	8,228,414	287,456	4,347,268

Proposal 2. To ratify the appointment of BPM LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
12,544,843	44,387	273,908	—

Proposal 3. To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
8,252,331	166,324	97,215	4,347,268

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 3, 2019	By:	/s/ Sandra Wallach
Chief Financial Officer